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                                                                   EXHIBIT 10.14




                    LEASE AGREEMENT, AS AMENDED AND RESTATED

                                     between

                       PONTE VEDRA MANAGEMENT GROUP, LTD.
                          a Florida limited partnership

                                       and

                      Orthodontic Centers of America, Inc.
                             a Delaware corporation




          Dated October 7, 1999 as amended and restated April 16, 2001


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                      AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT (hereinafter referred to as this "Lease"), is made effective as of October 7, 1999, by and between PONTE VEDRA MANAGEMENT GROUP, LTD., a Florida limited partnership (hereinafter referred to as "Landlord") and ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation (hereinafter referred to as "Tenant"). This Amended and Restated Lease Agreement replaces in its entirety the prior versions of this Lease. The parties agree to continue their currently existing landlord/tenant relationship on the following terms and conditions.

                                   WITNESSETH:

THAT LANDLORD, in consideration of the rents and agreements hereafter promised and agreed by Tenant to be paid and performed, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises described herein, subject to the following terms.

                    ARTICLE 1: DESCRIPTION OF PROPERTY; TERM

SECTION 1.1. DESCRIPTION OF PROPERTY. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space located on the 3rd floor in the Building known as Los Verde at Ponte Vedra formerly known as The Meridian Building located at 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida (the "Building") and designated as Suite 300 (the "Premises"). A depiction of the Premises is attached hereto as EXHIBIT "A". The total square footage of the Premises is 16,646 rentable square feet as determined in accordance with BOMA standards. During the Term, Tenant shall have the right to use in common with other tenants of the Building, their invitees, customers and employees, the lobby areas, stairways, elevators, hallways, lavatories and all other parts of the Building designated by Landlord as common areas together with the parking areas appurtenant to the Building. All of the land and real property underlying the Building or adjacent thereto, with all improvements thereto including the Building, and used in connection with the operation of the Building, together with the parking areas appurtenant to the Building, shall be referred to herein as the "Property".

SECTION 1.2. TERM. The Lease Term shall commence on July 1, 2000 (the "Commencement Date"). Tenant shall have and hold the Premises for a term of one hundred twenty (120) months (hereinafter referred to as the "Term" or "Lease Term") of the Premises, as hereinafter provided and expiring one hundred twenty
(120) months thereafter (the "Expiration Date"). As used herein, the term "Rent Commencement Date" shall mean the Commencement Date. In the event the Rent Commencement Date occurs on a day other than the first day of a calendar month, the first Base Rent and Additional Rent (hereinafter defined) payment shall be in the amount of the Base Rent and Additional Rent for the next full calendar month plus the prorated Base Rent and Additional Rent for the calendar month in which the Term of this Lease commences, such payment to be due on the Commencement Date.

                              ARTICLE 2: BASE RENT

SECTION 2.1. BASE RENT; LATE CHARGE; SALES TAX. Tenant agrees to pay Landlord base rent for the first year of the Lease Term in the amount of $364,547.40 (the "Base Rent"), payable in twelve (12) equal monthly installments of $30,378.95 on or before the first day of each and every month during the first year of the Lease Term. In addition, Tenant agrees to pay Additional Rent (hereafter defined) as provided in Article 3 below (the Base Rent and Additional Rent shall be considered Rent as that term is used in Florida Statute Chapter 83 and shall sometimes be collectively referred to as the "Rent"). The Rent shall be paid by Tenant without demand, offset or deduction. In the event any monthly installment of Rent payment is not paid in full on or before the tenth (10th) day of each calendar month, in addition to any other remedies Landlord may have under this Lease, at law or in equity, Tenant agrees to pay a late charge equal to three percent (3%) of the delinquent amount. Tenant further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant. Tenant shall pay to Landlord all sales, use or other taxes (other than income or franchise taxes applicable to the Landlord or the Landlord's operation) pertaining to the Rent which shall be remitted by Landlord to the Florida Department of Revenue or other appropriate taxing authority.


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SECTION 2.2. BASE RENT ADJUSTMENT. Commencing on the first anniversary of the
Rent Commencement Date (provided such anniversary date falls on the first day of the month, otherwise on the first day of the following month) and each and every annual anniversary thereafter (each a "Lease Year"), the Base Rent shall increase on an annual basis by three percent (3%) of Base Rent (as the same may have been previously adjusted) for the immediately precedent Lease Year.

         2.2.1 Following adjustment in accordance with the provisions hereof, the phrase "Base Rent" as used in this Lease shall refer to the Base Rent as adjusted in accordance with this paragraph throughout the term of this Lease.

         2.2.2 In no event shall the Base Rent increase more than three percent (3%) per Lease Year throughout the Term.

         2.2.3 Except as specifically set forth herein with regard to casualty or condemnation, in no event shall that Adjusted Base Rent for any Lease Year be less than the Base Rent (as may have theretofore been adjusted) for any prior Lease Year.

SECTION 2.3. PLACE OF PAYMENT. All payments of Rent shall be payable to Landlord, 5000 Sawgrass Village Circle, Suite 28, Ponte Vedra Beach, Florida 32082, or at such other place as Landlord may, from time to time, designate in writing to Tenant. All Rent shall be payable in current legal tender of the United States, as the same is then by law constituted. Any extension, indulgence, or waiver granted or permitted by Landlord in the time, manner or mode of payment of Rent, upon any one (1) or more occasions, shall not be construed as a continuing extension, indulgence or waiver by Landlord.

                           ARTICLE 3: ADDITIONAL RENT

SECTION 3.1. ADDITIONAL RENT. Tenant, on the first day of each month during the Term, shall pay to Landlord, as Additional Rent, without demand, offset or deduction, an amount equal to 1/12 of Tenant's Proportionate Share of the budgeted Operating Expenses as calculated by Landlord (prorated for any partial month) to the extent Tenant's Proportionate Share of Operating Expenses exceeds the Operating Expense Stop. In addition, Tenant shall pay the full cost of any items billed on a per square foot basis, such as janitorial services, or particular to Tenant. For purposes of calculating Additional Rent, the following terms shall have the meanings set forth below:

         3.1.1 OPERATING EXPENSES. All expenses relating to the operation and maintenance of the Property, including without limitation the following:

         (a) wages and salaries of all persons engaged in the maintenance and operation of the Property, including social security taxes and all other taxes which may be levied against Landlord;

         (b) medical and general benefits for all Building employees, pension payments and other fringe benefits;

         (c)      administrative expenses and charges;

         (d) all insurance premiums, including any insurance premiums for Landlord's insurance;

         (e)      stand-by sprinkler charges, water charges and sewer charges;

         (f) electricity and fuel used in the heating, ventilation, air-conditioning, lighting and all other operations of the Property;

         (g)      trash removal and recycling expenses;

         (h) painting of all common areas within the Property, including painting, striping and the provision of signage on all pavement curbs, walkways, driveways and parking areas;


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         (i)      window cleaning, janitorial services and related equipment and supplies;

         (j)      management fees incurred in the operation of the Property;

         (k)      cleaning, maintenance and repair of the Property;

         (l)      maintenance and service contracts;

         (m) tools, equipment and supplies necessary for the performance of repairs and maintenance (which are not required to be capitalized for federal income tax purposes);

         (n) maintenance and repair of all mechanical, electrical and intrabuilding network cabling equipment in or upon the Property;

         (o) cleaning, maintenance and repair of elevators, restrooms, lobbies, hallways and other common areas of the Building;

         (p) cleaning, maintenance and repair of pavement, curbs, walkways, lighting facilities, landscaping, driveways, parking areas and drainage areas upon and adjacent to the Property;

         (q)      personal property taxes;

         (r) real estate taxes assessed against the Property. The term "real estate taxes" shall mean any tax or assessment levied, assessed or imposed at any time by any governmental authority upon or against the Property or any part thereof, any tax or assessment levied, or any franchise, income, profit or other tax or governmental imposition levied, assessed or imposed against or upon Landlord in substitution in whole or in part for any tax or assessment against or upon the Property or any part thereof;

         (s) assessments for public improvements imposed against the Property;

         (t) all other costs and expenses which would be considered as an expense of cleaning, maintaining, operating or repairing the Property;

         (u) a reasonable amortization cost due to any capital expenditures incurred to reduce or limit operating expenses of the Property;

         (v) the amortized portion of any cost or expense for any capital expenditure which may be required by governmental authority for any reason, or which may be required by Landlord's insurance carrier;

         (w) any and all costs associated with providing and maintaining security for the Property, including any security systems and security personnel;

         (x) any and all costs associated with any governmental taxes, levies or impositions arising after the execution of this Lease; and

         (y) janitorial expenses provided by Landlord to the Premises in accordance with paragraph below.

         3.1.2 Operating Expenses shall not include costs and expenses which are:

         (a) charged to or chargeable to a particular tenant or tenants of the Building;

         (b) charged to or chargeable to tenants of any other Building owned by Landlord or managed in common with the Project;

         (c) covered by any insurance (except to the extent of any deductible paid by Landlord) or not actually paid by or on behalf of Landlord; and


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         (d)      rent abatement, rent allowances, tenant improvements,
                  collection expenses for delinquent amounts, advertising expenses for the Project, rent inducements, leasing or brokerage commissions or similar leasing expenses.

         (e) the costs of any repairs or replacements which by sound accounting practices should be capitalized. In this connection, the good faith decision of Landlord's accountants made in conformity with generally accepted accounting practices, historically applied, shall be final.

         (f) for those costs and expenses (a) shared among or attributable to property other than the Building and/or (b) for Common Areas used in common with other buildings in the Project; with any other building owned by Landlord or any other building managed in common with the Project to the extent the same exceed the fair apportionment of such costs and expenses to the Building.

         (g) the costs of management fees, expenses and charges which exceed the lesser of:

                  (i) amount of management fees, expenses and charges chargeable by national commercial firms managing Class A commercial buildings in the metropolitan Jacksonville area; and

                  (ii) Five percent (5%) of the gross rents received from tenants in the Building.

         3.1.3 Tenant shall pay the full cost of any items billed on a per square foot basis, to the extent provided to Tenant and/or the Premises.

         3.1.4. TENANT'S PROPORTIONATE SHARE. A fraction having as a numerator the total rentable square footage of the Premises as set forth in Section above and a denominator of the total rentable square footage in the Building, to-wit:
32,054 rentable square feet. Thus, Tenant's proportionate share under this Lease shall be 50%.

         3.1.5. OPERATING EXPENSE STOP. $6.00 per rentable square foot of the Premises.

SECTION 3.2. OPERATING EXPENSE BUDGET. Landlord shall furnish to Tenant on or before February 1 of each calendar year of the Term, a budget setting forth Landlord's estimate of Operating Expenses for the subject calendar year. Operating Expenses shall be calculated based upon the higher of the actual occupancy of the Building for the calendar year or an assumed occupancy rate of 95%. If there shall be any increase in the Operating Expenses for any calendar year, whether during or after such year, Landlord shall furnish to Tenant a revised budget and the Operating Expenses shall be adjusted and paid or credited, as the case may be. If a calendar year ends after the expiration or termination of this Lease, the Additional Rent payable hereunder shall be prorated to correspond to that portion of the calendar year occurring within the Term.

         3.2.1 In no event shall Tenant's Proportionate Share of Operating Expenses, excluding real estate and ad valorem taxes, insurance premiums and elective utility costs increase by more than five percent (5%) over the prior Calendar Year.

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                  other index or standard as shall most clearly reflect changes in the cost of living for urban wage earners and which is generally recognized as authoritative by financial and insurance institutions. Thereafter the substitute index shall be the CPI.

         3.2.2. ADJUSTMENTS TO OPERATING EXPENSES. Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant an operating statement showing the actual Operating Expenses incurred for the preceding calendar year. Tenant shall either receive a refund or be assessed an additional sum based upon the difference between Tenant's Proportionate Share of the actual Operating Expenses over and above the Additional Rent payments made by Tenant during said year. Any additional sum owed by Tenant to Landlord shall be paid within ten
(10) days of receipt of assessment. Any refund owed by Landlord to Tenant shall be credited toward Tenant's next month's rental payment. Each operating statement given by Landlord shall be conclusive and binding upon Tenant unless, within thirty (30) days after Tenant's receipt thereof, Tenant shall notify Landlord that it disputes the accuracy of said operating statement. In such case, Tenant shall have the right, at its expense to audit said statement, in the event Tenant finds discrepancies resulting in a savings to Tenant in excess of five percent (5%), then Landlord would agree to reimburse Tenant for audit. Failure of Landlord to submit the written statement referred to herein shall not waive any rights of Landlord, unless such statement is not submitted within one year from the end of the prior calendar year.

                               ARTICLE 4: RESERVED

                           ARTICLE 5: USE OF PREMISES

SECTION 5.1. USE OF PREMISES. Tenant shall use the Premises for general office use only and no other purpose without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld or delayed. Tenant will not use or permit the use of the Premises or any part thereof for any unlawful purpose, or in violation of any ordinances, laws, rules or regulations of any governmental body or of Landlord's Rules and Regulations as provided for in Exhibit "C" to this Lease. Landlord may make reasonable revisions to the Rules and Regulations from time to time as it deems to be in the best interests of the Building and its tenants. Tenant shall not do or permit any act which would constitute a public or private nuisance or waste or which would be a nuisance or annoyance or cause damage to Landlord or Landlord's other tenants or which would invalidate any policies of insurance or increase the premiums thereof now or hereafter written on the Building and/or Premises.

                               ARTICLE 6: PARKING

SECTION 6.1. PARKING. There shall be available at the Property on a first come first served basis, parking free of charge, for the non-exclusive use of Tenant, in common with other tenants of the Building. Landlord represents that the Building has a sufficient number of parking spaces to comply with local county parking requirements for general office use or constitutes a valid grandfathered use with regard to such county parking requirements.

                ARTICLE 7: CONDITION OF PREMISES AND COMMENCEMENT

SECTION 7.1. CONDITION OF PREMISES. Tenant acknowledges that it has performed sufficient inspections of the Premises in order to fully assess and make itself aware of the condition of the Premises, and that Tenant hereby accepts the Premises in an "as-is" condition. Landlord has not made and hereby expressly disclaims any and all warranties and representations as to the condition or status of the Premises, and Tenant further acknowledges that it is not relying on any representations or warranties of Landlord, any broker(s), or any agent(s) of Landlord in entering into this Lease. The Approved Floor Plan is attached hereto as EXHIBIT "D" and the Tenant Improvement Specifications are attached as EXHIBIT "E".

SECTION 7.2. COMMENCEMENT DATE. The "Commencement Date" shall be the date Landlord specifies in its notice to Tenant that the Premises are ready for occupancy by Tenant, to wit July 1, 2000.

SECTION 7.3. ACCEPTANCE OF PREMISES. Tenant acknowledges that Landlord shall stand by its written representations and/or written warranties (if any) with respect to the condition of the Premises. Tenant's taking of possession of the Premises shall be conclusive evidence that as of the date thereof, the Premises were in good and satisfactory


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condition, except for matters shown on a "punch list" of items provided by
Tenant to Landlord within thirty (30) days of possession. If Landlord shall give Tenant permission to enter into possession of the Premises prior to the Commencement Date, such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions, and provisions of this Lease, including the execution of the Estoppel Certificates.

                   ARTICLE 8: LANDLORD AND TENANT OBLIGATIONS

SECTION 8.1. LANDLORD REPAIRS. Landlord will not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the term of this Lease, except as are set forth in this Section. Landlord will maintain only the roof, foundation, parking and Common Areas, the structural soundness of the exterior walls and air conditioning and heating equipment, mechanical doors and other mechanical equipment serving the Building(s) generally. Landlord's cost of maintaining the items set forth in this Section is subject to the Additional Rent provisions above. All work provided by Landlord and/or condition of the Premises at the time of Tenant's possession shall be warranted as to materials and workmanship by Landlord for a period of one (1) year from the Commencement Date. Provided Landlord shall undertake to remedy defects in workmanship or materials in a prompt manner upon request by Tenant, and so long as the Premises are generally suitable to occupation by Tenant, Landlord will NOT be liable to Tenant for any damage or inconvenience, NOR WILL Tenant be entitled to any damages and/or any abatement or reduction of Rent by reason of any repair, alterations or additions made by Landlord under this Lease.

SECTION 8.2. TENANT REPAIRS. Tenant will, at its direct expense, maintain the Premises in good condition (except for those items listed under Section 8.1 below). Without limiting the generality of the foregoing, Tenant will maintain and keep in as good repair as on the Commencement Date or such later date of receipt by Tenant (including replacement when necessary):

         8.2.1 the interior of the Premises, including walls, floors and ceilings.

         8.2.2 all windows and interior doors, including frames, glass, molding and hardware;

         8.2.3 all wires and plumbing within the Premises which service the Premises (as distinguished from those serving the Building(s) generally), except that all restroom areas shall be maintained by the Landlord;

         8.2.4 all signs, (see attached Rules and Regulations for service requirements); and

         8.2.5 those utility facilities installed by or at the request of Tenant not common to the rest of the Building.

Tenant will further make all other repairs to the Premises made necessary by Tenant's failure to comply with its obligations under this Section. All fixtures installed by Tenant will be new or will have been completely and recently reconditioned.

SECTION 8.3. REQUEST FOR REPAIRS. All requests for repairs or maintenance to Landlord pursuant to Section 8.1 above must be made in writing to Landlord.

SECTION 8.4. TENANT DAMAGES. Tenant will not allow any damage to occur on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant will deliver the Premises to Landlord in as good repair as on the Commencement Date or such later date of receipt by Tenant , ordinary wear and tear excepted.

SECTION 8.5. FLOOR LOADS; NOISE AND VIBRATION. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise, electrical interference or vibration that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord shall, at Tenant's expense, be placed and maintained by Tenant in settings of cork, rubber, or spring-type vibration eliminators sufficient to eliminate such noise, electrical interference or vibration.


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SECTION 8.6. SERVICES. Landlord shall furnish to the Premises reasonable quantities of heat, ventilation and air conditioning ("HVAC"), electricity, elevator service and water at all times during the Term from 7:30 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays. On Sundays, New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day such service shall not be provided by Landlord. Landlord will provide after-hour HVAC service upon reasonable advance request and Tenant will be charged an hourly rate of $25.00 per hour, subject to increase based upon increases in the utility provider's charge per kilowatt hour for electrical service that takes place subsequent to execution of this Lease. Electricity, water and elevator service will be provided at all times, subject to matters beyond the reasonable control of Landlord.

Tenant shall not without Landlord's prior written consent in each instance, connect any fixtures, appliances or equipment to the Building's electrical system which would materially, in Landlord's reasonable opinion, increase Tenant's electrical consumption. Should Landlord grant such consent, all additional risers or other equipment required shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days after being billed therefore. As a condition to granting such consent, Landlord may require Tenant to agree to pay, as Additional Rent, an amount adequate to compensate for the additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment, as determined by Landlord from time to time.

SECTION 8.7. JANITORIAL SERVICES. Landlord shall cause the Premises, including the exterior and interior of the windows thereof, to be cleaned in a manner standard to the Building. Landlord shall provide janitorial service three (3) days per week which would include a minimum of custodial service (trash removal, floor cleaning, dusting and lavatory cleaning and sanitation). As an incidence of Additional Rent, Tenant shall pay to Landlord on demand, the additional cost incurred by Landlord for extra cleaning work in the Premises required because of
(i) misuse or neglect on the part of Tenant or subtenants or its employees or visitors; and (ii) non-building standard materials or finishes installed by Tenant or at its request.

SECTION 8.8. TELEPHONE AND CABLE. Tenant shall be solely responsible for all telephone, television, cable and other communication expenses incurred in connection with Tenant's use of the Premises. Landlord shall provide base telephone services to the Building.

                   ARTICLE 9: LANDLORD'S AND TENANT'S PROPERTY

SECTION 9.1. LANDLORD'S PROPERTY. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of, or during the Term of this Lease, including carpeting or other similar property, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, and shall be deemed the property of Landlord ("Landlord's Property") and shall not be removed by Tenant except as set forth herein.

SECTION 9.2. TENANT'S PROPERTY. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without damage to the Premises or any structural damage to the Building, and all furniture, furnishings and other articles of moveable personal property owned by Tenant and located in the Premises (hereinafter collectively referred to as "Tenant's Property") shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease. In the event Tenant's Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof.

SECTION 9.3. REMOVAL OF TENANT'S PROPERTY. At or before the Expiration Date of this Lease, or within thirty (30) days after any earlier termination hereof, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property, reasonable wear and tear excepted. Any other items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease, or after a period of thirty (30) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by, or otherwise disposed of by Landlord. Landlord may


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request Tenant to remove and pay to Landlord the cost of repairing any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property, reasonable wear and tear excepted.

                              ARTICLE 10: INSURANCE

SECTION 10.1. TENANT'S INSURANCE.

         10.1.1 Tenant shall, at its cost and expense, obtain and maintain at all times during the Term, for the protection of Landlord and Tenant, public liability insurance (comprehensive general liability or commercial general liability) including contractual liability insurance, with a combined personal injury and property damage limit of not less than Five Million Dollars ($5,000,000.00) (combined single limit), insuring against all liability of Tenant and its representatives arising out of and in connection with Tenant's use or occupancy of the Property. Landlord and Landlord's Superior Mortgagee (as their interest shall appear) shall be named as additional insureds.

         10.1.2 Tenant shall, at its cost and expense, obtain and maintain at all times during the Term, fire and extended coverage insurance on the contents.

         10.1.3 Tenant shall increase its insurance coverage, as required, but not more frequently than each calendar year if, in the reasonable opinion of Landlord or any mortgagee of Landlord, the amount of public liability and/or property damage insurance coverage at that time is not adequate.

SECTION 10.2. LANDLORD'S INSURANCE. Landlord, at its expense, shall maintain in force during the Term:

         10.2.1 comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, Landlord's legal liability, bodily injury (including death) and property damage, all on an occurrence basis with respect to the Property with coverage for any one occurrence or claim of not less than Five Million Dollars ($5,000,000) (combined single limit) or such higher amount as the Superior Mortgagee may from time to time require, with Tenant being named as an additional insured; and

         10.2.2 fire and extended coverage insurance, with an agreed amount endorsement and for the full replacement value of the Building for the replacement value of the leasehold improvement to the Premises.

SECTION 10.3. INSURANCE CRITERIA. All insurance required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction where the Property is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord on or before the Commencement Date, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

SECTION 10.4. EVIDENCE OF INSURANCE. Prior to the Commencement Date and upon each renewal of its insurance policies, each party shall give certificates of insurance to the other party. The certificate shall specify amounts, types of coverage and the waiver of subrogation. The policies shall be renewed or replaced and maintained by the party responsible for that policy. If either party fails to give the required certificate within thirty (30) days after written notice of demand for it, the other party may obtain and pay for that insurance and receive reimbursement from the party required to have insurance, plus interest on the amounts advanced at 18% simple interest per annum.

SECTION 10.5. INSURANCE RISK INCREASES. If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises where such usage is for other than general office use and would, in the underwriter's reasonable opinion, increase the risk of fire or other casualty, and if Tenant fails to remedy the condition within a reasonable time after notice thereof, Landlord may at its option, either terminate this Lease (but only after written notice) or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost


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


thereof to Landlord. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises from such entry.

SECTION 10.6. WAIVER OF SUBROGATION. All policies covering real or personal property which either party obtains affecting the Property shall include a clause or endorsement denying the insurer any rights of subrogation or recovery against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant hereby waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered thereby assuming that any deductible shall be deemed to be insurance coverage.

SECTION 10.7. DESTRUCTION OF THE PREMISES OR BUILDING. If, during the Term hereof, the Premises are damaged by reason of fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Subject to the prior rights of any mortgagee, Landlord shall restore the Premises to substantially the same condition they were in immediately before said destruction. Landlord shall provide its opinion within sixty (60) days of the casualty. If, in Landlord's architect's and contractor's reasonable opinion, the restoration can be accomplished within two hundred seventy (270) calendar days after the date Landlord receives notice of the destruction, such destruction shall not result in a termination of this Lease. If, in Landlord's architect's and contractor's reasonable opinion, the restoration cannot be performed within the time stated in this paragraph, then within fifteen (15) days after the determination or the date the determination was due that the restoration cannot be completed within said time, Landlord or Tenant may terminate this Lease upon fifteen (15) days notice to the other party. If Landlord and/or Tenant fails to terminate this Lease and restoration is permitted under existing laws, Landlord shall restore the Premises within a reasonable period of time not exceeding two hundred seventy (270) calendar days from the date of the casualty, and this Lease shall continue in full force and effect. Except to the extent of the proceeds of any loss of rents insurance actually paid to Landlord for and on account of such casualty, Rent and all other charge shall be abated during the period in which the Premises (or portion thereof on a prorated basis) are rendered untenantable as a result of such damage unless said damage was caused by the gross negligence or intentional wrongful act or omission of Tenant or its officers, employees, agents or invitees, in which event there shall be no abatement. Should Landlord elect to terminate this Lease, the entire insurance proceeds shall be and remain the outright property of Landlord, subject to the prior rights of any mortgagee and except any proceeds received for Tenant's Property, or proceeds received from Tenant's business interruption insurance, if any.

         In the event that the Building has been damaged or destroyed by fire or other casualty to the extent that the cost of restoration of the Building will exceed a sum constituting fifty percent (50%) of the total replacement cost thereof, Landlord shall have the right to terminate this Lease provided that notice thereof is given to the Tenant not later than sixty (60) days after such damage or destruction in the event Landlord elects not to restore the Building and terminates all other leases for space in the Building.

                  ARTICLE 11: ALTERATIONS AND MECHANIC'S LIENS

SECTION 11.1. ALTERATIONS BY TENANT. No structural alterations nor nonstructural alterations in excess of $2,500 per occurrence shall be made by Tenant after completion of Tenant Improvements unless the conditions listed below are met. As used herein, the alterations shall not include revisions, restorations or repairs which are minor and are merely decorative in nature.

         11.1.1 Tenant shall provide a sealed set of plans prepared and certified by an architect to Landlord, and Tenant shall have received the prior written consent of Landlord;

         11.1.2 all such alterations or improvements shall be performed by a licensed contractor approved by Landlord;

         11.1.3 Tenant shall have procured all permits, licenses and other authorizations required for the lawful and proper undertaking thereof, and immediately upon completion of any such alterations, Tenant shall obtain a proper Certificate of Occupancy if applicable and deliver same to Landlord;

         11.1.4 all alterations when completed shall be of such a nature as not to (i) reduce or otherwise adversely affect the value of the Premises; (ii) diminish the general utility or change the general character thereof; (iii) result in an increase of the Operating Expenses, or (iv) adversely affect the mechanical, electrical, plumbing, security or other such systems of the Building or the Premises;

         11.1.5 all alterations made by Tenant shall remain on and be surrendered with the Premises on expiration or termination of this Lease; and

         11.1.6 Tenant shall be liable for any increase in the Building insurance costs caused, in whole or part, by any alterations made by Tenant to the Premises.

SECTION 11.2. MECHANIC'S, MATERIALMEN'S AND LABORER'S LIENS. Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Tenant to the Premises and further agrees to indemnify and hold harmless Landlord from and against any and all such costs and liabilities incurred by Tenant, and against any and all mechanic's, materialman's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises, the Building or the Property. Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the Property shall not be subject to liens for improvements made by or for Tenant, whether or not the same shall be made or done in accordance with any agreement between Landlord and Tenant and it is specifically understood and agreed that in no event shall Landlord or the interest of Landlord in the Property be liable for or subjected to any mechanic's, materialmen's or laborer's liens for improvements or work made by or for Tenant. THIS LEASE SPECIFICALLY PROHIBITS THE SUBJECTING OF LANDLORD'S INTEREST IN THE PROPERTY TO ANY MECHANIC'S, MATERIALMEN'S OR LABORER'S LIENS FOR IMPROVEMENTS MADE BY TENANT OR FOR WHICH TENANT IS RESPONSIBLE FOR PAYMENT UNDER THE TERMS OF THIS LEASE. ALL PERSONS DEALING WITH TENANT ARE HEREBY PLACED UPON NOTICE OF THIS PROVISION. TENANT SHALL ADVISE ITS CONTRACTORS, SUBCONTRACTORS, MATERIALMEN AND ANY OTHER LIENORS OF THIS PROVISION. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Property on account of or growing out of any improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice of claim of lien canceled and discharged of record as a claim against the interest of Landlord in the Property (either by payment or bond as permitted by law) within thirty (30) days after notice to Tenant by Landlord.

                      ARTICLE 12: ASSIGNMENT AND SUBLETTING

SECTION 12.1. TENANT'S TRANSFER.

         12.1.1 Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent may be withheld by Landlord in Landlord's reasonable discretion utilizing Landlord's leasing criteria in effect at that times. Landlord's consent to a request by Tenant to sublease, assign or encumber its interest under this Lease shall not be unreasonably withheld or delayed. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable and, at Landlord's election, shall constitute a default hereunder. No consent to any assignment, encumbrance, or sublease shall constitute a future waiver of the provisions of this subparagraph.

         12.1.2 If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner/or partners owning 50% or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment, subject to the requirements of Section above.

         12.1.3 Any assignment consented to by Landlord shall be evidenced by a validly executed assignment and assumption of lease agreement, upon such terms and provisions as shall be approved by Landlord in its reasonable discretion.

         12.1.4 If, without the prior written consent of Landlord, this Lease is transferred or assigned by Tenant, or if the Premises, or any part thereof, are sublet or occupied by anybody other than Tenant, whether as a result of any act or omission by Tenant, or by operation of law or otherwise, Landlord may, in addition to and not in diminution of, or substitution for, any other rights and remedies under this Lease, or pursuant to law to which Landlord may be entitled as a result thereof, collect and retain Rent directly from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent due from Tenant to Landlord under this Lease.

         12.1.5 If Tenant requests Landlord's consent to a sublease as defined in paragraph 12.1.1, then Landlord shall have the option (to be exercised within ten (10) business days after Landlord's receipt of Tenant's submission of written request for Landlord's consent and all information reasonably requested by Landlord regarding the proposed subtenant in connection therewith), exercisable by Landlord in its sole and absolute discretion, to cancel this Lease as to the portion of the premises to be demised under the proposed sublease as of the commencement date of the proposed sublease, in which event this Lease, and the tenancy and occupancy of Tenant thereunder, as to that portion of the premises to be demised under the proposed sublease, shall terminate as if such termination date was the original Expiration Date of this Lease. If Landlord should fail to notify Tenant in writing of such election within such ten (10) business day period, Landlord shall be deemed to have waived such termination right. With any termination of this Lease (in whole or in part) pursuant to the provisions of this paragraph, Tenant shall deliver up possession of the subject portion of the Premises in accordance with the applicable provisions of this Lease and shall remove Tenant's property therein in accordance with the applicable provision of this Lease.

SECTION 12.2. TENANT'S LIABILITY. Notwithstanding any assignment or sublease, and notwithstanding the acceptance of Rent by Landlord from any such assignee or sublessee, Tenant shall continue to remain liable for the payment of Rent hereunder and for the performance of all of the agreements, conditions, covenants and terms herein contained.

                        ARTICLE 13: OBLIGATION TO COMPLY

SECTION 13.1. OBLIGATIONS OF TENANT. Tenant shall, during the Term of this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may now or hereafter be applicable to the Premises or to its use, whether or not the same shall interfere with the use or occupancy of the Premises, arising from (a) Tenant's particular use of the Premises; (b) the particular manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant which is unique to Tenant; or (d) breach of any of Tenant's obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. Tenant shall pay all of the costs, expenses, fines penalties and damages which may be incurred by Landlord by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Landlord's and Tenant's respective obligations to comply with laws shall include, without limitation, those laws and regulations contemplated by Title III of the Americans With Disabilities Act of 1990, as amended. In the event Tenant receives any notice alleging violation of any of the aforementioned laws, ordinances, regulations, orders, rules or requirements relating to any portion of the Property; or any notice of regulatory action or investigation instituted in connection therewith, Tenant shall provide written notice to Landlord thereof within five (5) days after receipt of same by Tenant.

SECTION 13.2. RULES AND REGULATIONS. Tenant shall comply with all reasonable rules and regulations now existing (See EXHIBIT "C"), or as may be published by Landlord to tenants of the Building from time to time.

SECTION 13.3. ATTORNEYS' FEES. With respect to any default, failure to perform or any other dispute between Tenant and Landlord arising out of this Lease, the prevailing party shall be entitled to recover from the non-prevailing party all costs incurred, including reasonable attorney's costs and fees, which shall include, but not be limited to, such costs and fees incurred prior to institution of litigation or in litigation, including trial and appellate review, and in arbitration, bankruptcy or other administrative or judicial proceeding.

           ARTICLE 14: RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

SECTION 14.1. PAYMENT OR PERFORMANCE. Landlord shall have the right, upon ten
(10) days prior written notice to Tenant (or without notice in case of emergency or in order to avoid any fine, penalty, or cost which may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorney's costs and fees. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to do so shall not constitute a release of any obligation, waiver of any default or obligation of Landlord to make any similar payment or perform any similar act in the future.

SECTION 14.2. REIMBURSEMENT. All payments made, and all costs and expenses incurred in connection with Landlord's exercise of the right set forth in
Section 14.1, shall be reimbursed by Tenant within thirty (30) days after receipt of a bill setting forth the amounts so expended. Any such payments, costs and expenses made or incurred by Landlord shall be treated as Rent owed by Tenant.

                  ARTICLE 15: NON-LIABILITY AND INDEMNIFICATION

SECTION 15.1. INDEMNIFICATION.

         15.1.1 Tenant agrees to indemnify and hold harmless Landlord, and its respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorney's fees and costs incurred at trial, on appeal or in bankruptcy proceedings), including those arising from any injury or damage to any person (including death), property or business (1) sustained in or about the Property resulting from the negligence or willful act of Tenant, its employees, agents, servants, licensees or subtenants, or (2) resulting from the failure of Tenant to perform its obligations under this Lease; provided, however, Tenant's obligations under this section shall not apply to injury or damage to the extent resulting from the negligence or willful act of Landlord, its agents or employees.

         15.1.2 Landlord agrees to indemnify and hold harmless Tenant, and its respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorneys' fees and costs incurred at trial, on appeal or in bankruptcy proceedings), arising from any injury or damage to any person (including death), property or business (1) sustained in or about the Property and resulting from the negligence or willful act of Landlord, its employees, agents, servants or licensees, or (2) resulting from the failure of Landlord to perform its obligations under this Lease; provided, however, Landlord's obligations under this section shall not apply to injury or damage to the extent resulting from the negligence or willful act of Tenant, or its respective agents or employees.

SECTION 15.2. RIGHT OF RECOVERY. Neither Landlord nor Tenant shall be liable to the other or to an insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, to the extent such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease.

SECTION 15.3. INDEPENDENT OBLIGATIONS; FORCE MAJEURE. Landlord and/or Tenant shall not have any liability whatsoever to the other party, because: (a) one party is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental action or inaction, controls or shortages of fuel, supplies, labor or materials, acts of God or any other cause, whether similar or dissimilar, beyond the party's reasonable control assuming prudent practices. Landlord shall not have any liability for any failure or defect in the supply, quantity or character of electricity, HVAC or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water. No such Force Majeure shall excuse Tenant's default in payment of Rent or other charges due under this Lease.

                               ARTICLE 16: DEFAULT

SECTION 16.1. EVENTS OF DEFAULT. Tenant shall be in default under this Lease if any one or more of the following events shall occur:

         16.1.1 Tenant shall fail to pay any installment of the Rent or any other expenses called for hereunder as and when the same shall become due and payable within ten (10) days after Tenant receives written notice from Landlord of Tenant's failure to pay the installment of Rent or other expense in question (provided however, Tenant shall only be entitled to two (2) such notices of default in each calendar year during the Term of this Lease); or

         16.1.2 Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease, and such default shall continue for a period of thirty (30) days after the giving of written notice thereof from Landlord to Tenant, or, in the case of any such default which cannot, after making a diligent effort, be cured within said thirty (30) days, Tenant shall fail to proceed within said thirty (30) day period to cure such default and thereafter to prosecute the curing of same with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within such period of thirty (30) days, the time within which such default may be cured shall be extended for such period as may be necessary to permit the same to be cured with bona fide due diligence). Notwithstanding the foregoing, if at any time Landlord determines that such default may have a material adverse effect on the Property, then Landlord shall notify Tenant and the cure period shall terminate and Landlord may pursue its remedies for said default as provided in Article 17; or

         16.1.3 Tenant shall assign, transfer, mortgage or encumber this Lease or sublet the Premises in a manner not permitted by Article 12; or

         16.1.4 Tenant shall file a voluntary petition in bankruptcy or any Order for Relief be entered against it, or shall file any petition or answer seeking any arrangement, reorganization, composition, re-adjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant of all or any substantial part of Tenant's properties; or

         16.1.5 If any creditor of Tenant shall file a petition in bankruptcy against Tenant or for reorganization of Tenant, under state or federal law, and if such petition is not discharged within ninety (90) days after the date on which it is filed.

         16.1.6 Tenant shall vacate or abandon the Premises for a period in excess of thirty (30) days.

SECTION 16.2. HOLDING OVER. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, Tenant will be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease will be applicable during that period, except that Tenant will pay Landlord (in addition to Additional Rent and any other sums payable under this Lease) as Base Rent for the period of such holdover an amount equal to one and one-half (1.5) times the Base Rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease (without waiver of Landlord's right to recover damages as permitted by law). Upon the expiration or earlier termination of this Lease, Tenant agrees to vacate and deliver the Premises, and all keys thereto, to Landlord upon delivery to Tenant of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord will operate to extend the term of this Lease. Tenant indemnifies Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant due to Tenant's failure to timely vacate the Premises.

                          ARTICLE 17: REMEDIES/DAMAGES

In the event Tenant is in default under this Lease as provided in Article 16, Landlord may elect any or all of the following remedies:

SECTION 17.1. TERMINATION OF LEASE. By written notice to Tenant, designate a date upon which the Lease shall terminate ("Termination Date"), and thereupon, on the Termination Date, this Lease and all rights of Tenant hereunder shall terminate. Such termination by Landlord shall not affect the obligations of Tenant arising under the Lease prior to the Termination Date or the other remedies of Landlord.

SECTION 17.2. TERMINATION OF TENANT'S POSSESSION. Landlord may elect to terminate Tenant's possessory rights, without terminating the Lease, and upon such election, Tenant shall surrender the Premises to Landlord, and Landlord, at any time after such termination, may, without further notice, re-enter and repossess the Premises without being liable to any prosecution or damages therefore, and no person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises. At any time or from time to time after any such termination of Tenant's possession, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms and on such conditions as Landlord, in its sole discretion, may determine, and may collect and receive the rents therefore. Landlord shall not be responsible or liable for any failure to relet the Premises. The termination of Tenant's possession shall not relieve Tenant of its liability and obligations under this Lease, including the obligation to pay Rent, and such liability and obligations shall survive any such termination. Any Rent or other monetary obligation of Tenant that has been abated, deferred or forgiven by Landlord in this Lease or any amendment thereto, and the cost of all Tenant Improvements provided or paid for by Landlord pursuant to Section 7.1 above, shall immediately become due and payable upon the occurrence of an Event of Default by Tenant under this Lease. If Landlord, at its option shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents, as and when received by Landlord, the reasonable expenses incurred or paid by Landlord in terminating this Lease and in securing possession thereof, as well as the expenses of reletting, including, without limitation, the alteration and preparation of the Premises for new tenants, brokers' commissions, attorneys' fees and all other expenses properly chargeable against the Premises and the rental therefrom. It is hereby understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sum payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant hereto to a credit in respect of any net rents from a reletting, except to the extent that such rents are actually received by Landlord.

SECTION 17.3. DAMAGES. Landlord may elect, whether this Lease or Tenant's possession is terminated or not, to recover damages from the Tenant in accordance with the following provisions:

         17.3.1 Lawsuits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired, nor limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason or any default hereunder on the part of Tenant. All remedies of Landlord shall be cumulative and concurrent.

                           ARTICLE 18: EMINENT DOMAIN

SECTION 18.1. SUBSTANTIAL TAKING. If all or a substantial part of the Property are taken for any public or quasi-public use under any governmental requirements, or by right of eminent domain or by purchase in lieu thereof and such taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, then, at the option of either Landlord or Tenant, this Lease will terminate and the Rent and all other charges will be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

SECTION 18.2. PARTIAL TAKING. Following a taking of any part of the Property for any public or quasi-public use under any governmental requirements or by right of eminent domain or by purchase in lieu thereof, if this Lease is not terminated as provided in Section 18.1 above, then subject to the prior rights of a Superior Mortgage, Landlord will, to the extent of condemnation proceeds (excluding any proceeds for land) actually received by Landlord, restore the Property and other improvements on the Property to the extent necessary to make the Premises reasonably tenantable.

         18.2.1 The Base Rent and all other charges payable under this Lease during the period for which the Premises are untenantable will be reduced to an amount determined by multiplying the Rent that otherwise would be payable but for this provision by the ratio that part of the Premises not rendered untenantable bears to the entire of the Premises prior to the taking.

         18.2.2 If Landlord fails to substantially complete those portions of the restoration which are Landlord's obligations hereunder, within 180 working days of the date of the physical possession by the condemning authority, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord.

         18.2.3 Tenant, at Tenant's sole cost and expense shall proceed with reasonable diligence to restore the remaining parts of the Premises which are deemed Landlord's Property and Tenant's Property pursuant hereto, to substantially their former condition to the extent feasible, subject to reasonable changes which Tenant shall deem desirable and Landlord shall approve. Such work by Tenant shall be deemed alterations and subject to the provisions of this Lease for alterations.

SECTION 18.3. CONDEMNATION PROCEEDS. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Premises, will be the property of Landlord (except Tenant's interest in the Premises); provided, however, Landlord will have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property, moving expenses, leasehold improvements paid for by Tenant, within the Premises if a separate award for such items is made to Tenant.

                           ARTICLE 19: QUIET ENJOYMENT

Landlord agrees that Tenant, upon paying all Rent and all other charges herein provided for and observing and keeping the covenants, agreements, terms and conditions of this Lease and the rules and regulations of Landlord affecting the Premises on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term hereof, expressly subject to the terms, limitations and conditions contained in this Lease.

                    ARTICLE 20: SUBORDINATION AND ATTORNMENT

SECTION 20.1. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE. This Lease, and all rights of Tenant hereunder, are and shall be subordinate to any mortgage, long-term lease such as a master lease, ground lease, deed of trust or other encumbrance, whether now of record or recorded after the date of this Lease, affecting all or any part of the Property. Such subordination is self-operative without any further act of Tenant. Any mortgage, long-term lease such as a master lease, ground lease, deed of trust or other encumbrance to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage", and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee". If any Superior Mortgagee shall succeed to the rights of Landlord hereunder, whether through deed-in-lieu of foreclosure, foreclosure action or delivery of a new lease or deed, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to evidence such attornment subject to reasonable approval by Tenant. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between Successor Landlord and Tenant, upon all terms, conditions, and covenants as set forth in this Lease, except that the Successor Landlord shall not: (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset; or (c) be bound by any previous modification of this Lease or by any previous prepayment, unless such modification or prepayment shall have been previously approved in writing by such Superior Mortgagee if such approval was required. Further, upon such attornment, Landlord shall be released from any future obligation hereunder. Tenant shall, within fifteen (15) days of a request by Landlord, execute and deliver any documents or instruments that may be required by Superior Mortgagee or Landlord to confirm such subordination or attornment. So long as Tenant is not in default under this Lease, Tenant's possession of the Premises and Tenant's rights and privileges under this Lease shall not be diminished or interfered with by any Successor Landlord during the term of this Lease. This particular provision shall be binding upon any assigns or successors in interest to Landlord. Notwithstanding the subordination and attornment of this Lease to any Superior Mortgagee which presently exists or which may hereafter be made, or to any renewal, modification, replacement or extension hereafter of any Superior Mortgagee, such Superior Mortgagee, by separate recordable agreement, shall agree that so long as this Lease is in effect and not in default, Tenant's leasehold interest under this Lease shall not be terminated or disturbed. Such non-disturbance agreement shall also include subordination and attornment provisions satisfactory to Superior Mortgagees.

SECTION 20.2. NOTICE TO LANDLORD AND SUPERIOR MORTGAGEE. If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction, Tenant shall not exercise such right: (a) until it has given written notice of such act or omission to Landlord and any Superior Mortgagee; and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same. In the event any Superior Mortgagee shall request reasonable modifications to this Lease as to term, renewal or financial obligations, as a condition to financing or refinancing, Tenant shall not unreasonably withhold, delay or defer in providing its consent thereto.

                     ARTICLE 21: LANDLORD'S RIGHT OF ACCESS

SECTION 21.1. ACCESS FOR MAINTENANCE AND REPAIR. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows, and doors bounding the Premises, all of the Building including, without limitation, exterior walls, core interior walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks, or other facilities of the Building, and the use thereof, as well as access thereto throughout the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Landlord reserves the right and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises. Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder. Landlord and its agents shall have the right to enter upon the Premises for the purpose of making any repairs therein or thereto which shall be considered necessary or desirable by Landlord, in such a manner as not to unreasonably interfere with Tenant in the conduct of Tenant's business on the Premises; and in addition, Landlord and its agents shall have the right to enter the Premises at any time in cases of emergency.

SECTION 21.2. ACCESS FOR INSPECTION AND SHOWING. Upon reasonable notice to Tenant, during normal business hours, in a manner that does not interfere with Tenant's use of the Premises, Landlord and its agents shall have the right to enter and/or pass through the Premises at any time to examine the Premises and to show them to prospective purchasers, mortgagees or lessees of the Building. During the period of six (6) months prior to the Expiration Date of this Lease, Landlord and its agents may exhibit the Premises to prospective tenants.

SECTION 21.3. LANDLORD'S ALTERATIONS AND IMPROVEMENTS. Landlord reserves the right to make such changes, alterations, additions, and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passages, elevators, escalators and stairways thereof, and other public portions of the Building and the Property, as Landlord shall deem necessary or desirable, and no such alterations or changes shall be deemed a breach of Landlord's covenant of quiet enjoyment or a constructive eviction.

                        ARTICLE 22: SIGNS AND OBSTRUCTION

SECTION 22.1. SIGNS. Tenant shall not place or maintain or cause to be placed or maintained upon any exterior door, roof, wall or window of the Premises or the Building, any sign, awning, canopy or advertising matter of any kind, nor place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises, except as previously approved in writing by Landlord, in Landlord's sole discretion. Tenant shall not place or maintain any freestanding sign within or upon the Property, without first obtaining Landlord's express prior written consent. No interior or exterior sign visible from the exterior of the Building shall be permitted. Tenant further agrees to maintain any such signage approved by Landlord in good condition and repair at all times and to remove the same at the end of the Term of this Lease if requested by Landlord. Upon removal thereof, Tenant agrees to repair any damage to the Property caused by such installation and/or removal. The Building standard interior and exterior signage identifying Tenant's office shall be provided by Landlord, at Landlord's expense. Tenant, at Tenant's sole cost and expense but subject to Landlord's reasonable approval, shall have the exclusive right for facia signage on the exterior of the Building.

SECTION 22.2. OBSTRUCTION. Tenant shall not obstruct the corridors, elevators, stairs, common areas, sidewalks, parking lots or other public portions of the Property in any manner whatsoever.

                    ARTICLE 23: RENEWALS AND PURCHASE OPTIONS

SECTION 23.1. RIGHT OF FIRST REFUSAL TO LEASE SPACE. Provided Tenant is not in default hereunder, if during the term of this Lease, Landlord shall first offer to rent space in the Building which is available for rent to Tenant on the same terms and conditions as this Lease. Landlord shall communicate the existence of such offer to Tenant in writing and Tenant shall have ten (10) business days within which to accept or reject such offer. If Tenant does not accept such offer within said ten (10) business day period, then Tenant shall be deemed to have forever waived its right of first refusal as to such space and Landlord shall be free to lease such space as Landlord deems appropriate.

SECTION 23.2. RENEWAL OPTION. Provided Tenant is not in default hereunder, Tenant shall have the option to renew this Lease for two (2) additional terms of three (3) years ("Renewal Term") which Renewal Term shall commence on the date following the Expiration Date. The terms, covenants and conditions during the initial Term (the "Initial Term"), shall be projected and carried over into Renewal Term, except as specifically set forth hereinafter.

         23.2.1 The Base Rent during the Renewal Term shall be the then Market Rent (as defined in Section below).

         23.2.2 "Market Rent" shall mean the "fair market rent" for the Premises, as of the commencement date of the renewal Term (the "Determination Date"), based upon the rents generally in effect for comparable office space in the area in which the Premises is located. Market Rent (for the purposes of determining the Base Rent during the applicable Renewal Term) shall be determined on what is commonly known as "gross" basis; that is, in computing Market Rent, it shall be assumed that all real estate taxes and expenses for customary services are included in such Market Rent and are not passed through to the Tenant as separate additional charges. The term "fair market rent" shall mean the annual amount per rentable square foot that a willing, comparable, non-equity, non-renewal, non-expansion new tenant would pay, and a willing, landlord of a comparable first-class office building in the Jacksonville, Florida area would accept at arm's length, giving appropriate consideration to annual rental rates per rentable square foot, the type of escalation clauses (including, but without limitation, operating expenses, real estate taxes, CPI), the extent of liability under the escalation clauses (e.g., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount), length of the term, size, location and condition of premises being leased, and other generally applicable terms and conditions of tenancy for the space in question.

         23.2.3 In the event Landlord and Tenant are unable to agree on the Fair Market Rent for the Renewal Term within fifteen (15) days of Tenant's exercise of such option, then, the fair market rental value of the Premises will be determined within seven (7) days after the expiration of the fifteen (15) day period set forth above, Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the greater Jacksonville area. The two (2) appraisers appointed pursuant to this paragraph will meet promptly and attempt to elect a third appraiser meeting the qualifications stated in this paragraph. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten
(10) days' prior notice to the other, can apply to the then-presiding judge of the County Court for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant shall each pay one-half ( 1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty (30) days after the selection of the third appraiser, the third appraiser shall set the then-fair market rental value of the Premises. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then-fair market rental value of the Premises. As used herein, the "then-fair market rental value of the Premises" means what a Landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as Rent for the Renewal Term, as of the commencement of the Renewal Term, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in the greater Jacksonville Market. Tenant shall have a period of fifteen (15) days from receipt of the determination of "Fair Market Rent" to accept the same and ratify the extension of the Lease Term. Unless Tenant shall ratify and accept "Fair Market Rent" as established pursuant to this Section , Tenant shall be deemed to have abandoned the Renewal Option and this Lease shall terminate on the Expiration Date as scheduled.

SECTION 23.3. OPTION TO PURCHASE. At anytime during the 8th through the 10th years of the Lease Term (the "Purchase Option Period"), Tenant have the right and option to purchase the Building (as the same is more particularly described on EXHIBIT "A") (the "Purchase Option") upon the following terms and conditions:

         23.3.1 The Purchase Option shall continue in effect only so long as there shall exist no uncured Event of Default under the terms of this Lease and shall expire automatically and irrevocably at the end of the Purchase Option Period.

         23.3.2 The Purchase Option must be exercised, if at all, in writing and delivered during the Purchase Option Period to the Landlord and accompanied by evidence of Tenant's delivery to Ford, Jeter, Bowlus & Duss, P.A., as Escrow Agent the sum of TWENTY FIVE THOUSAND DOLLARS ($25,000.00) as a binder deposit (collectively, "Tenant's Notice of Exercise").

         23.3.3 When exercised, the Purchase Option shall become a binding contract of purchase and sale between the parties which is specifically enforceable by both Landlord and Tenant.

         23.3.4 Tenant shall pay the costs of obtaining title and survey evidence and all costs in conjunction with Tenant's investigation into the suitability of the property, cost of recording the Special Warranty Deed, costs attributable to Tenant's financing and title insurance endorsements required by Tenant's lender.

         23.3.5 Landlord shall pay the cost of an Owner's Policy of title insurance through an agent selected by Landlord and the documentary stamps due on the special warranty deed, and the cost of all releases and satisfactions necessary to convey marketable, fee simple title to the property subject only to leases approved by Tenant, taxes for the then current year and easements approved by Tenant.

         23.3.6 Each party shall bear its own respective attorney fees and costs.

         23.3.7 Closing shall take place at Landlord's and Tenant's mutual agreement.

         23.3.8 The purchase price shall be equal to the Fair Market Value of the Property as set forth below (the "Option Purchase Price"), subject to customary prorations and adjustments.

         23.3.9 "Fair Market Value of the Property" shall mean that price as of the date on which Tenant issues Tenant's Notice of Exercise that a willing, comparable, unrelated third party purchaser would pay, and a willing, owner of a comparable first-class office building in the Jacksonville, Florida area would accept at arm's length for the Building. The Fair Market Value of the Property will be determined based upon the sales prices generally in effect for comparable real property in the area in which the Building is located and shall be determined with reference to the amount per square foot. giving appropriate consideration to assessed values, annual rental rates per rentable square foot, income stream, size, location and condition of the building being sold, and other generally applicable terms and conditions of purchase and sale for the real property in question.

         23.3.10 In the event Landlord and Tenant are unable to agree on the Fair Market Value of the Property within fifteen (15) days of Tenant's Notice of Exercise, then, the Fair Market Value of the Property will be determined within seven (7) days after the expiration of said fifteen (15) day period. Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the greater Jacksonville area. The two (2) appraisers appointed pursuant to this paragraph will meet promptly and attempt to elect a third appraiser meeting the qualifications stated in this paragraph. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' prior notice to the other, can apply to the then-presiding judge of the County Court for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant shall each pay one-half ( 1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty (30) days after the selection of the third appraiser, the third appraiser shall set the then Fair Market Value of the Property. If either Landlord or Tenant does not appoint an appraiser within ten
(10) days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then Fair Market Value of the Property.

         23.3.11 Unless Tenant shall ratify and accept the established "Fair Market Value of the Property" as established pursuant to this Article 23, Tenant shall be deemed to have abandoned the Purchase Option, which shall thereafter be void and of no further force or effect, provided however that the Lease shall continue in full force and effect as set forth herein.

SECTION 23.4. THIRD PARTY OFFER. Notwithstanding anything contained herein to the contrary, upon receiving a bona fide written offer of purchase for the Property from a third party offeror within the Purchase Option Period, deemed acceptable to Landlord, Landlord shall deliver a copy of same to Tenant. Tenant shall have twenty (20) days from delivery of said offer by Landlord to exercise its Option to purchase on the terms and conditions set forth in the third party offer (except that such purchase and sale shall be all-cash, as-is and close within thirty (30) days of Tenant's acceptance of the same), said exercise to be by Tenant's providing Landlord with Tenant's Notice of Exercise as set forth in
Section 23.3.2 above.

         23.4.1 In the event Tenant shall fail to exercise the Purchase Option, Landlord shall be free to consummate the sale in accordance with the then-pending contract and Tenant's option to purchase pursuant hereto shall terminate upon the closing of said transaction.

         23.4.2 In the event Landlord shall not consummate the sale to the third party offeror, Tenant's Option pursuant to Section 23.3 above shall survive and continue in full force and effect until the expiration of the Purchase Option in accordance with the provisions of this Article .

                               ARTICLE 24: NOTICES

         SECTION 24.1. NOTICES. All notices, requests, demands, and other communications which are required or permitted to be given under this Lease shall be in writing and shall be given to the party at its address or telecopy number set forth below. Each notice shall be deemed to have been duly given and received : (a) as of the date and time the same are personally delivered with a receipted copy, (b) if given by telecopy, when the telecopy is transmitted to the party's telecopy number specified below and confirmation of complete receipt is received by that transmitting party during normal business hours or the next Business Day if not confirmed during normal business hours; (c) if delivered by U.S. Mail, within three (3) days after depositing with the United States Postal Service, postage prepaid by certified mail, return receipt requested, or (d) if given by a nationally recognized or reputable overnight delivery service within one (1) day after deposit with such delivery service.

                  AS TO LANDLORD: PONTE VEDRA MANAGEMENT GROUP, LTD.
                                  5000 Sawgrass Village Circle Suite 28
                                  Ponte Vedra Beach, Florida 32082
                                  Telefax (904) 273-6068

                  With a copy to  John S. Duss, IV, Esq.
                                  Ford, Jeter, Bowlus & Duss, P.A.
                                  10110 San Jose Blvd.
                                  Jacksonville, FL 32257
                                  Telefax No.: (904) 268-8930

                  AS TO TENANT:   Orthodontic Centers of America, Inc.
                                  3850 N. Causeway Boulevard, Suite 1040
                                  Metairie, Louisiana 70002
                                  Telefax No.: (504) 833-8832
                                  Attention: Bartholomew F. Palmisano, Sr.

                            ARTICLE 25: MISCELLANEOUS

SECTION 25.1. ENVIRONMENTAL INDEMNITY AND REPRESENTATION. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, claim, liability, damages, injuries to person, property, or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any "Hazardous Substances" at the Property, through the acts of Tenant, its officers, employees, contractors, agents or invitees, whether or not foreseeable and regardless of the source of such release or the circumstances attendant thereto. Landlord agrees to indemnify and hold Tenant harmless from and against any and all loss, claim, liability, damages, injuries to person, property, or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any "Hazardous Substances" at the Property, through the acts of Landlord, its officers, employees, contractors, agents or invitees, whether or not foreseeable and regardless of the source of such release or the circumstances attendant thereto. The foregoing indemnities include, without limitation, all costs in law or in equity of removal, remediation of any kind, and disposal of such Hazardous Substances; all costs of determining whether the Property is in compliance and to cause the Property to be in compliance with all applicable environmental laws; all costs associated with claims for damages to persons, property, or natural resources; and reasonable attorneys' and consultant's fees and costs, whether or not litigation is instituted. For the purposes of the definition, Hazardous Substances includes, without limitation, any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCB's, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., or as identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. Section 1802 et. seq. Landlord represents and warrants to Tenant that to the best of Landlord's actual knowledge, without obligation of independent inquiry and based solely upon the contents of third party environmental reports obtained by Landlord in connection with its purchase and/or ownership of the Building, neither the Premises or the Building contain any Hazardous Substances in violation of applicable law.

SECTION 25.2. RADON GAS. Pursuant to Florida Statutes, Section 404.056(7), the following disclosure is required by law: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and radon testing may be obtained from your county public health unit.

SECTION 25.3. BROKER COMMISSION. Each party represents and warrants to the other neither has (a) employed a real estate broker; or (b) entered into any agreement or taken any action which would result in a commission, finder's fee, or other similar charge being payable on account of the sale of the Property. Each party hereto agrees to indemnify and hold harmless the other against any other cost or expense, including reasonable attorney's fees and costs incurred by a party by reason of a claim for a brokerage commission, brokerage fee, or brokerage charge arising out of actions of the other indemnifying party, which agreement shall survive the termination or expiration of this Lease or the Closing of any exercise of the Purchase Option.

SECTION 25.4. ESTOPPEL CERTIFICATES. Each party agrees, at any time and from time to time as reasonably requested by the other party, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default, and stating whether or not any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event. Tenant also shall include in any such statements such other information concerning this Lease as Landlord may reasonably request. A form of such Estoppel Certificate is attached hereto as EXHIBIT "B". In the event either party fails to comply with this Section, such failure shall constitute a material breach of the Lease.

SECTION 25.5. NO RECORDATION. This Lease shall not be recorded by Tenant. Any attempted recordation by Tenant shall entitle Landlord to the remedies provided for Tenant's default. At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a Memorandum of Lease with respect to this Lease, and a Memorandum of Modification of Lease with respect to any modification of this Lease, prepared by Landlord and sufficient for recording. Such Memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

SECTION 25.6. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Florida, and in the event litigation arises between the parties in connection with any of the terms of this Lease, venue shall lie in the Circuit Court in St. Johns County, Florida. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease shall remain in full force and effect. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.

SECTION 25.7. NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Lease will be deemed or construed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

SECTION 25.8. APPROVAL BY SUPERIOR MORTGAGEE. If required by a Superior Mortgagee, this Lease shall not become binding upon Landlord until approval of the Lease by Landlord's Superior Mortgagee for the Property, notice of which requirement by a Superior Mortgage is given to Tenant at the time the same is executed by Landlord.

SECTION 25.9. FINANCIAL STATEMENTS. Prior to the Commencement Date, and from time to time thereafter, Tenant shall provide Landlord, upon written notice including reason for such request, its most current and complete financial statement including, but not limited to, its balance sheet and profit and loss statement, certified by an officer of Tenant. Tenant shall provide these statements to Landlord upon thirty (30) days written notice from Landlord.

SECTION 25.10. CAPACITY TO EXECUTE LEASE. If Tenant is other than a natural person, Tenant represents that it is legally constituted, in good standing and authorized to conduct business in the State of Florida. Tenant further represents that the person who is executing this Lease on its behalf has the full power and authority to perform such execution and deliver the Lease to Landlord, and that upon such execution and delivery, the Lease shall be valid and binding upon Tenant in accordance with its respective terms and conditions. To further evidence the foregoing, upon request by Landlord, Tenant shall deliver to Landlord an appropriate corporate or partnership resolution specifying that the signatory to the Lease has been duly authorized to execute same on behalf of Tenant, and a Certificate of Good Standing from the State of Florida if Tenant is anything other than a natural person or a general partnership.

SECTION 25.11. EXCULPATION OF LANDLORD. Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Property, and neither Landlord nor any of the partners of Landlord, nor any officer, director, or shareholder of any of the partners of Landlord, shall have any personal liability whatsoever with respect to this Lease.

SECTION 25.12. WAIVER OF TRIAL BY JURY. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR BY ANY COURSE OF CONDUCT OR COURSE OF DEALING.

SECTION 25.13. ENTIRE AGREEMENT. This Lease constitutes the entire understanding between the parties and shall bind the parties, their successors and assigns. No representations, except as herein expressly set forth, have been made by either party to the other, and this Lease cannot be amended or modified except by a writing signed by Landlord and Tenant. This Agreement amends and restates and supersedes in its entirety that certain Lease Agreement, dated as of October 5, 1999, between the parties hereto with respect to the Premises.

THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

Signed, sealed and delivered
in the presence of:


       /s/ David Verret                          ORTHODONTIC CENTERS OF AMERICA, INC.
-------------------------------------------
       Name: David Verret

       /s/ Bartholomew F. Palmisano, Jr.         By:   /s/ Bartholomew F. Palmisano, Sr.
-------------------------------------------          -------------------------------------------
       Name: Bartholomew F. Palmisano, Jr.             Bartholomew F. Palmisano, Sr.
                                                       President and Chief Executive Officer

       /s/ H. Hope Hana
-------------------------------------------
       Name: H. Hope Hana                        PONTE VEDRA MANAGEMENT  GROUP,  LTD., a
                                                 Florida limited partnership

       /s/ Lauri Vickery                         By: PVM Group, Inc., a Florida corporation, its
-------------------------------------------      corporate general partner
       Name: Lauri Vickery

                                                 By:   /s/ Gasper Lazzara, Jr.
                                                     -------------------------------------------
                                                       Gasper Lazzara, Jr.
                                                       President